UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2007
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Convertible Note Subscription Agreement

On September 28, 2007, EESTech, Inc. (the “Company”) filed a current report on Form 8-K (the “Prior 8-K”) stating that on September 14, 2007, the Company entered into a Convertible Note Subscription Agreement (the “Agreement”) with Richard Thearle Hart, and individual resident of New South Wales, Australia (“Subscriber”), regarding the subscription for and issuance of a convertible note (the “Note”). The Agreement was terminated by the mutual consent of the Company and Subscriber on October 3, 2007 (the “Termination Date”). Neither the Company nor the Subscriber incurred any penalties arising out of the termination of the Agreement.

As of the Termination Date, neither the Company nor any of its affiliates had a material relationship with Subscriber unrelated to the Agreement.

A brief description of the terms and conditions of the Agreement is contained in the Prior 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date:October 22, 2007	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: Chief Executive Officer